Exhibit 99.4

Execution Version

November 17, 2014

CONFIDENTIAL

To:	Vector CH Holdings (Cayman), L.P.
c/o Vector Capital Corporation
One Market Street
Steuart Tower, 23rd Floor
San Francisco, California 94105
To:	CH Merger Sub, Inc.
c/o Vector Capital Corporation
One Market Street
Steuart Tower, 23rd Floor
San Francisco, California 94105

Re:	Equity Commitment

Ladies and Gentlemen:

Reference is made to the Agreement and Plan of Merger, dated as of the date hereof (as it may be amended from time to time, the “Merger Agreement”), by and among ChyronHego Corporation, a New York corporation (the “Company”), Vector CH Holdings (Cayman), L.P., a Cayman Islands exempted limited partnership (“Parent”) and CH Merger Sub, Inc., a New York corporation and a wholly-owned subsidiary of Parent (“Merger Subsidiary”), pursuant to which Merger Subsidiary will merge with and into the Company, with the Company surviving as a wholly-owned subsidiary of Parent (the “Merger”). Capitalized terms used but not defined herein have the meanings ascribed to them in the Merger Agreement. The parties listed on Schedule A attached hereto are collectively referred to herein as the “Investors.” This letter agreement is being delivered to Parent in connection with the execution of the Merger Agreement by Parent, Merger Subsidiary and the Company.

This letter agreement confirms the commitment of the undersigned, subject to the conditions set forth herein, to purchase, or cause an assignee permitted by the fourth paragraph of this letter agreement to purchase, a portion of the equity of Parent (or, in the event Vector Capital IV International, L.P. (“Vector”) determines that the Investors should instead purchase equity of a direct or indirect parent entity of Parent (so long as such parent entity and any subsidiaries of such parent entity that are also direct or indirect parent entities of Parent each commit to provide the proceeds of such equity purchase downstream to Parent and provided Parent is a wholly-owned direct or indirect subsidiary of such parent entity) (the “Holdco”), of

Holdco) as of the Closing Date (the “Subject Equity Securities”) for a purchase price equal to the product of (i) $ 49,261,000 (the “Total Outstanding Closing Equity”), multiplied by (ii) the percentage amount set forth next to the undersigned’s name on Schedule A (the “Pro Rata Portion”), provided that the undersigned shall not, under any circumstances, be obligated to contribute to Parent (directly or indirectly, as applicable) more than the undersigned’s Pro Rata Portion of the Total Outstanding Closing Equity. Parent and Merger Subsidiary shall use the proceeds from the undersigned’s purchase of equity securities to fund the aggregate Merger Consideration and related expenses pursuant to, and in accordance with, the Merger Agreement (including Parent’s and Merger Subsidiary’s obligations under Sections 2.02 and 2.05 of the Merger Agreement) and for no other purpose. The undersigned’s obligation to fund the undersigned’s Pro Rata Portion of the Total Outstanding Closing Equity is also subject to (w) the execution and delivery of the Merger Agreement, (x) the substantially contemporaneous contribution of the Rollover Shares to Parent by the Rollover Holders pursuant to the Rollover Agreements, (y) the lenders under the Debt Commitment Letters (or any Replacement Debt Commitment Letter) substantially contemporaneous funding their respective portion of the Debt Financing, and (z) the satisfaction of the conditions set forth in Section 9.02 of the Merger Agreement or waiver of such conditions by Parent and the terms of this letter agreement, and will occur substantially contemporaneous with the Closing and the issuance to the undersigned of the Subject Equity Securities.

The undersigned’s obligation to fund the undersigned’s Pro Rata Portion of the Total Outstanding Closing Equity will terminate automatically and immediately upon the earliest to occur of (a) full funding of the undersigned’s Pro Rata Portion of the Total Outstanding Closing Equity at the closing of the Merger and (b) the termination of the Merger Agreement in accordance with its terms.

The undersigned’s obligation to fund the undersigned’s Pro Rata Portion of the Total Outstanding Closing Equity may not be assigned, except with the prior written consent of Parent; provided that the undersigned may assign the undersigned’s obligation to fund all or a portion of the undersigned’s Pro Rata Portion of the Total Outstanding Closing Equity to an Affiliate of the undersigned; provided further that, no such assignment shall relieve any such undersigned of its obligations under this letter unless and to the extent that such obligations are satisfied. Any purported assignment in contravention of this paragraph shall be null and void.

This letter agreement shall be binding solely on, and inure solely to the benefit of, the undersigned and Parent and their respective successors and permitted assigns, and nothing set forth in this letter agreement shall be construed to confer upon or give to any person other than the undersigned and Parent and their respective successors and permitted assigns any benefits, rights or remedies under or by reason of, or any rights to enforce or cause Parent to enforce, the undersigned’s (or its assigns’) Pro Rata Portion of the Total Outstanding Closing Equity or any provisions of this letter agreement; provided that, solely in the event that (i) the conditions set forth in Sections 9.01 and 9.02 of the Merger Agreement (other than conditions that by their nature are to be satisfied at the Closing) have been satisfied on the date the Closing should have been consummated pursuant to the terms of this Agreement but for the failure of the Equity Financing to be funded, (ii) the Debt Financing (including any alternative financing that has been obtained in accordance with, and satisfies the conditions of, Section 7.05 of the Merger

Agreement) has been funded in accordance with the terms thereof or will be funded in accordance with the terms thereof at the Closing if the Equity Financing is funded at the Closing, (iii) the Rollover Shares shall have been contributed to Parent pursuant to the Rollover Agreements or will be contributed in accordance with the terms thereof immediately prior to the Closing, and (iv) the Company has irrevocably confirmed that if the Equity Financing and Debt Financing are funded, the Company shall be a third party beneficiary of the rights granted to the Parent under this letter and shall be entitled to seek the remedy of specific performance to enforce Investor’s obligation to fund its Pro Rata portion of the total outstanding equity in accordance with the terms hereof; provided further, that the Company agrees that specific performance of the obligations of the Investors hereunder shall be its sole and exclusive direct or indirect remedy with respect to any breach by an Investor of this letter and that it may not seek or accept any other form of relief that may be available for any such breach of this letter (including monetary damages). Nothing herein, however, shall modify or limit the rights of the Company against the Investors under the Limited Guaranty.

Notwithstanding anything that may be expressed or implied in this letter agreement, Parent, by its acceptance of the benefits of this equity commitment, covenants, agrees and acknowledges that no person other than the undersigned and its successors and permitted assigns shall have any obligation hereunder and that, notwithstanding that the undersigned or any of its successors or permitted assigns may be a partnership or limited liability company, no recourse hereunder or under any documents or instruments delivered in connection herewith shall be had against any former, current or future director, officer, agent, Affiliate, employee, general or limited partner, member, manager, stockholder, other equity holder, controlling person or assignee of the undersigned or any Affiliate thereof or any former, current or future director, officer, agent, Affiliate, employee, general or limited partner, member, manager, stockholder, other equity holder, controlling person or assignee of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, agent, Affiliate, employee, general or limited partner, member, manager, stockholder, other equity holder, controlling person or assignee of the undersigned or any Affiliate thereof or any former, current or future director, officer, agent, Affiliate, employee, general or limited partner, member, manager, stockholder, other equity holder, controlling person or assignee of any of the foregoing, as such, for any obligations of the undersigned or any of its successors or permitted assigns under this letter agreement or any documents or instrument delivered in connection herewith or for any claim based on, in respect of, or by reason of such obligation or their creation.

This letter agreement may be executed in counterparts. This letter agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this letter agreement or the negotiation, execution or performance of this letter agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this letter agreement or as an inducement to enter into this letter agreement) shall be governed by, and construed, interpreted and enforced in accordance with, the laws of the State of New York, without regard to conflict of laws principles. Any legal action, suit or proceeding arising out of or relating to this letter agreement or the transactions contemplated hereby shall be heard and determined exclusively in federal or state court located in the Borough of Manhattan, New York City, State of New York and any state appellate courts therefrom within the State of New York. Each party hereto hereby irrevocably (i) submits to the exclusive jurisdiction of the State of New York in respect of any legal action, suit or proceeding arising out of or relating to this letter agreement and (ii) waives, and agrees not to assert, as a defense in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such courts, that its property is exempt or immune from attachment or execution, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this letter agreement or the transactions contemplated hereby may not be enforced in or by such courts.

The undersigned represents and warrants that: (i) the undersigned has the requisite power, capacity and authority to execute and deliver this letter agreement and to fulfill and perform its obligations hereunder; (ii) this letter agreement has been duly and validly executed and delivered by the undersigned and constitutes a legal, valid and binding agreement of the undersigned enforceable by the addressees against the undersigned in accordance with its terms (subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general equitable principles whether considered in a proceeding in law or in equity); (iii) the execution, delivery and performance of this letter agreement by the undersigned has been duly and validly authorized and approved by all necessary corporate, limited partnership or similar action by such party; (iv) the undersigned has available, the unrestricted right (subject only to the giving of any required notices) to obtain the funds necessary to pay and perform in full its obligations under this letter agreement; and (v) concurrently with the execution and delivery of this letter, the undersigned are executing and delivering the Limited Guaranty; and (vi) all funds necessary for the undersigned to fulfill its obligations under this letter agreement shall be available to the undersigned for so long as this letter agreement shall remain in effect. The undersigned acknowledge that the Parent has specifically relied on the accuracy of the representations and warranties contained in this paragraph.

EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LETTER AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

This letter agreement may not be amended or otherwise modified without the prior written consent of Parent and the undersigned.

[REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

Sincerely,

VECTOR CAPITAL IV INTERNATIONAL, L.P.

By:	VECTOR CAPITAL PARTNERS IV, L.P.,
its general partner

By:	VECTOR CAPITAL, L.L.C.,
its general partner

By:	/s/ David Baylor
Name:	David Baylor
Title:	Chief Operating Officer

By:	VECTOR CAPITAL, LTD.,
its general partner

By:	/s/ David Baylor
Name:	David Baylor
Title:	Director

VECTOR ENTREPRENEUR FUND III, L.P.

By:	VECTOR CAPITAL PARTNERS III, L.P.,
its general partner

By:	VECTOR CAPITAL, L.L.C.,
its general partner

By:	/s/ David Baylor
Name:	David Baylor
Title:	Chief Operating Officer

By:	VECTOR CAPITAL, LTD.,
its general partner

By:	/s/ David Baylor
Name:	David Baylor
Title:	Director

[Signature page to Equity Commitment Letter]

Accepted and Agreed to as of the date first above written.

VECTOR CH HOLDINGS (CAYMAN), L.P.

By:	VECTOR CAPITAL PARTNERS IV, L.P., its general partner

By:	VECTOR CAPITAL, L.L.C., its general partner

By:	/s/ David Baylor
Name: David Baylor Title: Chief Operating Officer

By:	VECTOR CAPITAL, LTD., its general partner

By:	/s/ David Baylor
Name: David Baylor Title: Director

CH MERGER SUB, INC.

By:	/s/ James Murray
Name: James Murray
Title: President

[Signature page to Equity Commitment Letter]

Schedule A

Allocation

Pro Rata Share
Vector Capital IV International, L.P.	98.8%
Vector Entrepreneur Fund III, L.P.	1.2%
Total	100.0%